Exhibit 99.1

Nuvve Reports First Quarter 2021 Preliminary Financial Results

Investor Conference Call to be Held Today at 9:00 AM Eastern Time

SAN DIEGO, May 17, 2021 /PRNewswire/— Nuvve Holding Corp. ("Nuvve") (Nasdaq: NVVE), a global technology leader accelerating the electrification of transportation through its proprietary vehicle-to-grid (V2G) platform, today reported preliminary financial results for the first quarter ended March 31, 2021.

First Quarter Highlights and Recent Developments

●	Completed business combination with Newborn Acquisition Corp., effective March 19, 2021, and began trading on the Nasdaq Stock Market on March 23, 2021

●	In a separate press release issued today, announced agreement to form joint venture with Stonepeak Infrastructure Partners (Stonepeak) which will finance a V2G turnkey solution for fleet customers that will leverage our new V2G hub and transportation as a service (TaaS) offering

●	Initiated launch of new V2G hub and TaaS offering, which allows fleets to electrify transportation through a monthly fee that covers leasing electric vehicles, V2G charging infrastructure, energy costs, vehicle storage and vehicle maintenance

●	North America's first V2G production electric school bus using a DC fast charger integrated with Nuvve's proprietary technology was deployed through a partnership between Nuvve and Blue Bird Corporation

●	Appointed Tim Hennessey as Chief Revenue Officer and Jesse Bryson as Vice President of Utility Recruitment and Special Purpose Vehicle Deployments. Additionally, the Company appointed Steve Moran as Chief Legal Officer, bringing to Nuvve his decades of public company General Counsel experience in telematics, IOT, and mobility segments focusing on patent and intellectual property protection

●	Cash and cash equivalents of $62 million, as of March 31, 2021

Management Discussion

Gregory Poilasne, chairman and chief executive officer of Nuvve, said, "Bringing Nuvve to the public market has been an exciting journey. Over the last several months, we've achieved a number of important milestones and made significant progress in advancing adoption of our proprietary V2G technology. This was demonstrated by the delivery of the first production V2G-capable school bus by Blue Bird in March as we furthered our mission to make the electrification of vehicles, including school buses, more affordable. We operate at the center of the V2G ecosystem and are excited by the opportunities ahead to partner with OEMs, hardware providers and fleet operators to streamline the adoption of electric vehicles."

Mr. Poilasne continued, "At the same time, we have identified and outlined our plans to enhance our business model beyond grid services through our V2G hub and TaaS offering. This new offering allows Nuvve to provide centralized charging infrastructure and end-to-end support services to make it easier for fleets to electrify by reducing large upfront capital costs. The joint venture that we announced today with Stonepeak is an important step forward in that new TaaS offering, enabling us to provide a full financing and infrastructure solution for fleet electric vehicles, including electric school buses. With these important developments and partnerships, Nuvve is well positioned for growth and value creation over the long term."

2021 First Quarter Financial Review

Total revenue was $0.8 million for the three months ended March 31, 2021, compared to $0.9 million for the three months ended March 31, 2020, a decrease of $0.1 million, or 15%. The decrease is attributed to a $0.1 million decrease in grants revenue.

Cost of product and service revenues primarily consisted of the cost of charging station goods and related services sold. Cost of product and service revenues increased by $0.1 million, or 468%, primarily due to the sales of charging stations in the United States.

Selling, general and administrative expenses were $4.5 million for the three months ended March 31, 2021 as compared to $0.8 million for the three months ended March 31, 2020, an increase of $3.7 million. The increase was primarily attributable to an increase in compensation expenses, including deferred compensation, and professional fees which were associated with the completion of the Business Combination.

Research and development expenses increased by $0.7 million, from $0.5 million for the three months ended March 31, 2020 to $1.2 million for the three months ended March 31, 2021. The increase was primarily attributable to an increase in compensation expenses and subcontractor expenses used to advance the Company's platform functionality and integration with more vehicles.

Net loss increased by $4.9 million, from $0.5 million for the three months ended March 31, 2020 to $5.4 million for the three months ended March 31, 2021. The increase in net loss before income tax expense was primarily due to an increase in expenses of $4.6 million and an increase in other expense of $0.3 million.

For the three months ended March 31, 2021, Nuvve raised net proceeds of $62.0 million from the Business combination and PIPE offering. As of March 31, 2021, Nuvve had a cash balance of $62.0 million.

Filing Extension for 10-Q Filing for Quarter Ended March 31, 2021

As a result of recent guidance provided by the SEC on April 12, 2021 for SPAC-related companies regarding the accounting and reporting of warrants, Nuvve intends to file an extension Form 12b-25 with the SEC to file its 10-Q. The Company requires this extension in order to complete its analysis related to the accounting and reporting policies raised by the SEC. The Company does not expect its financial position, Q1 2021 results or guidance to change as the result of its analysis.

The results of the analysis may require certain amounts in Newborn's historical financial statements for the year ended December 31, 2020 to be restated such that some, if not all, of the public and private warrants will be accounted for as liabilities and marked-to-market each reporting date. Because this analysis is ongoing, the filing of Nuvve's Form 10-Q for the quarter ended March 31, 2021 will be delayed until a final conclusion is reached.

Conference Call Details

The Company will hold a conference call to review its financial results for the first quarter of 2021, along with the Stonepeak joint venture and other company developments at 9:00 AM ET (6:00 AM PT) on Monday, May 17, 2021.

To participate in this call, please dial (877) 270-2148 or (412) 902-6510, or listen via a live webcast, which is available in the Investors section of the Company's website at https://nuvve.com/investors/.

A replay of the call will be available by visiting https://nuvve.com/investors/ for the next 90 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10155229, through May 24, 2021.

About Nuvve Holding Corp.

Nuvve (Nasdaq: NVVE) is accelerating the electrification of transportation through its proprietary vehicle-to-grid (V2G) technology. Its mission is to lower the cost of electric vehicle ownership while supporting the integration of renewable energy sources, including solar and wind. Nuvve's Grid Integrated Vehicle, GIVe™, platform is refueling the next generation of electric vehicle fleets through intelligent, bidirectional charging solutions. Since its founding in 2010, Nuvve has launched successful V2G projects on five continents and is deploying commercial services worldwide by developing partnerships with utilities, automakers, and electric vehicle fleets. Nuvve is headquartered in San Diego, California, and can be found online at www.nuvve.com.

Forward Looking Statements

The information in this press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Nuvve and Nuvve's strategy, future operations, estimated and projected financial performance, prospects, plans and objectives are forward-looking statements. When used in this press release, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Nuvve disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. In addition, Nuvve cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the outcome of any legal proceedings that may be instituted against Nuvve following the Business Combination; (ii) the risk that the Business Combination disrupts Nuvve's current plans and operations; (iii) Nuvve's ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of Nuvve to grow and manage growth profitably following the Business Combination; (iv) costs related to the Business Combination; (v) risks related to the rollout of Nuvve's business and the timing of expected business milestones; (vi) Nuvve's dependence on widespread acceptance and adoption of electric vehicles and increased installation of charging stations; (vii) Nuvve's ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and Nuvve's accounting staffing levels; (viii) Nuvve's current dependence on sales of charging stations for most of its revenues; (ix) any impact of the analysis of the accounting and reporting of warrants related to the extension of filing the Form 10-Q for the first quarter; (x) overall demand for electric vehicle charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of electric vehicles or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; (xi) potential adverse effects on Nuvve's revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by Nuvve; (xii) the effects of competition on Nuvve's future business; (xiii) risks related to Nuvve's dependence on its intellectual property and the risk that Nuvve's technology could have undetected defects or errors; (xiv) the anticipated closing and subsequent success of the Nuvve-Stonepeak joint venture; (xv) changes in applicable laws or regulations; (xvi) the COVID-19 pandemic and its effect directly on Nuvve and the economy generally; (xvii) risks related to disruption of management time from ongoing business operations due to the Business Combination; (xviii) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; and (xix) the possibility that Nuvve may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the Registration Statement on Form S-1 filed by Nuvve with the Securities and Exchange Commission ("SEC") on March 25, 2021, and in the other reports that Nuvve has, and will file from time to time with the SEC. Nuvve's SEC filings are available publicly on the SEC's website at www.sec.gov.

Use of Projections

This press release contains projected financial information with respect to Nuvve. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See "Forward-Looking Statements" above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this press release, and the inclusion of such information in this press release should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved.

Trademarks

This press release contains trademarks, service marks, trade names and copyrights of Nuvve and other companies, which are the property of their respective owners.

Nuvve Press Contact

Marc Trahand, EVP Marketing
marc@nuvve.com
+1 858 250 9740

Nuvve Investor Contact

Lytham Partners
Robert Blum or Joe Dorame
nuvve@lythampartners.com
+1 602 889 9700

FINANCIAL TABLES FOLLOW

 NUVVE HOLDING CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2021	December 31, 2020
Assets

Current assets
Cash	$61,548,308	$2,275,895
Restricted cash	495,000	-
Accounts receivable	848,190	999,897
Inventories	2,906,118	1,052,478
Security deposit, current	20,427	20,427
Contract asset	183,070
Prepaid expenses and other current assets	1,923,492	416,985
Total Current Assets	67,924,605	4,765,682

Property and equipment, net	79,048	95,231
Intangible assets, net	670,951	1,620,514
Investment	1,585,655	670,951
Security deposit, long-term	3,057	3,057
Total Assets	$70,263,316	$7,155,435

Liabilities and Stockholders' (Deficit) Equity

Current Liabilities
Accounts payable	$4,662,839	$2,960,249
Accrued expenses	4,452,497	585,396
Deferred revenue	429,872	196,446
Debt	492,100	4,294,054
Stock liability	2,000,000	-
Total Current Liabilities	12,037,308	8,036,145

Warrants liability	831,398	-
Total Liabilities	12,868,706	8,036,145
Commitments and Contingencies- Note 14

Stockholders' (Deficit) Equity Convertible preferred stock, $0.0001 par value, zero and 30,000,000 shares authorized; zero and 16,789,088 shares issued and outstanding; aggregate liquidation preference of $0 and $12,156,676 at March 31, 2021 and December 31, 2020, respectively	-	1,679

Preferred stock, $0.0001 par value, 1,000,000 shares authorized; zero shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	-	-

Common stock, $0.0001 par value, 100,000,000 and 30,000,000 shares authorized; 18,761,124 and 9,122,996 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	1,876	2,616

Additional paid-in capital	83,173,369	19,650,659
Accumulated other comprehensive income (loss)	38,908	(77,841)
Accumulated deficit	(25,819,543)	(20,457,823)
Total Stockholders' Equity (Deficit)	57,394,610	(880,710)
Total Liabilities and Stockholders' Equity (Deficit)	$70,263,316	$7,155,435

 NUVVE HOLDING CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2021	2020

Revenue
Products and services	$311,903	$306,636
Grants	487,129	638,694
Total revenue	799,032	945,330

Operating expenses
Cost of product and service revenue	127,228	22,396
Selling, general, and administrative	4,482,740	848,607
Research and development	1,262,950	541,625
Total operating expenses	5,872,918	1,412,628

Operating loss	(5,073,886)	(467,298)

Other income (expense)
Interest income	-	-
Interest expense	(597,549)	(1,875)
Change in fair value of conversion option on convertible notes	-	(3,107)
Equity in net loss of investment	-	-
Other income with related party	-	-
Change in fair value of warrants liability	421,830	-
Other, net	(112,115)	(25,528)
Total other expense	(287,834)	(30,510)

Net loss attributable to common stockholders	(5,361,720)	(497,808)

Net loss per share attributable to common stockholders, basic and diluted	$(0.52)	$(0.06)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	10,408,080	8,778,916

 NUVVE HOLDING CORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended March 31,
	2021	2020

Net loss	$(5,361,720)	$(497,808)
Other comprehensive income
Foreign currency translation adjustments, net of nil tax	116,749	26,781
Comprehensive loss	$(5,244,971)	$(471,027)

The accompanying notes are an integral part of these condensed consolidated financial statements

  NUVVE HOLDING CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months ended March 31,
	2021	2020
Operating activities
Net loss	$(5,361,720)	$(497,808)
Adjustments to reconcile to net loss to net cash
used in operating activities
Depreciation and amortization	41,390	32,629
Share-based compensation	262,105	17,557
Beneficial conversion feature on convertible debenture	427,796	-
Accretion of discount on convertible debenture	116,147	-
Change in fair value of warrants liability	(421,830)
Loss on disposal of asset	1,405	-
Noncash lease expense	(764)
Change in operating assets and liabilities
Accounts receivable	151,204	(89,169)
Inventory	(1,853,640)	17,142
Contract asset	(183,070)
Prepaid expenses	(1,473,810)	16,854
Accounts payable	1,703,781	187,709
Accrued expenses	3,723,729	15,024
Deferred revenue	233,426	(49,917)
Net cash used in operating activities	(2,633,851)	(349,979)

Investing activities
Proceeds from sale of property and equipment	8,107	-
Purchase of property and equipment	-	(22,504)
Net cash provided by (used in) investing activities	8,107	(22,504)

Financing activities
Deposit with Newborn	(287,500)	-
Proceeds from Newborn Escrow Account	58,471,961	-
Redemption of Newborn shares	(18,630)	-
Issuance costs related to reverse recapitalization and PIPE offering	(3,704,921)	-
Proceeeds from PIPE offering	14,250,000	-
Repayment of Newborn sponsor loans	(487,500)	-
Repurchase of common stock from EDF	(6,000,000)	-
Newborn cash acquired	50,206
Proceeds from shareholder loan	-	75,000
Net cash provided by financing activities	62,273,616	75,000

Effect of exchange rate on cash	119,541	26,958

Net increase (decrease) in cash and restricted cash	59,767,413	(270,525)
Cash and restricted cash at beginning of year	2,275,895	326,703
Cash and restricted cash at end of year	$62,043,308	$56,178

Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental Disclosure of Noncash Financing Activity

Conversion of preferred stock to common stock	$1,679	$-
Conversion of debenture and accrued interest to common shares	$3,999,435	$-
Conversion of shares due to reverse recapitalization	$3,383	$-
Stock liability	$2,000,000	$-
Issuance of common stock for merger success fee	$2,085,299	$-
Non-cash merger transaction costs	$2,085,299	$-
Accrued transaction costs related to reverse recapitalization	$189,434	$-
Issuance of private warrants	$1,253,228	$-